Exhibit 21.1

SUBSIDIARIES OF CENTERSPACE

Name of Subsidiary	State of Incorporation or Organization
Centerspace, Inc.	North Dakota
Centerspace, LP, a North Dakota Limited Partnership	North Dakota
CSR - Bayberry Place, LLC	Minnesota
CSR - Elements, LLC	Minnesota
CSR - Grove Ridge, LLC	Minnesota
CSR - Lake Vista, LLC	Delaware
CSR - Lyra, LLC	Minnesota
CSR - Lyra Holding, LLC	Minnesota
CSR - Martin Blu, LLC	Minnesota
CSR - Monticello Crossings, LLC	Minnesota
CSR - New Hope Hillsboro, LLC	Minnesota
CSR - New Hope Village, LLC	Minnesota
CSR - Palisades, LLC	Minnesota
CSR - Parkhouse, LLC	Minnesota
CSR - Plymouth Pointe, LLC	Minnesota
CSR - River Pointe, LLC	Minnesota
CSR - SME, LLC	Minnesota
CSR - Southdale Parc, LLC	Minnesota
CSR - The Calhoun, LLC	Minnesota
CSR - Wingate Realty, LLC	Minnesota
CSR - Woodhaven Group, LLC	Minnesota
CSR - Woodland Pointe, LLC	Minnesota
CSR - Zest, LLC	Minnesota
IRET-71 France, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Grandeville, LLC	North Dakota
IRET - Ironwood, LLC	Minnesota
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET-RED 20, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - South Fork Apartments, LLC	North Dakota
IRET - West Stonehill Apartments, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware